This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED AUGUST 21, 2019

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 4, 2019)	Registration No. 333-230786

shares of Class A Common Stock
Warrants to Purchase shares of Class A Common Stock

————————————————————
We are offering shares of our Class A Common Stock (or the “Common Stock”) and warrants (the “Warrants”) to purchase up to shares of Common Stock. Each share of Common Stock we sell in this offering will be accompanied by a Warrant to purchase shares of Common Stock at an exercise price of $ per share. Each share of Common Stock and accompanying Warrant are being sold at a combined purchase price of $ . The shares of Common Stock and Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants.

The proceeds to us before expenses in this offering will be $ . We estimate the total expenses of this offering will be $30,000.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “AREC”. On August 19, 2019, the last reported sales price for our Common Stock on The Nasdaq Capital Market was $2.20 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to us before expenses(2)	$	$

(1)
We have agreed to reimburse the underwriter for expenses incurred by it in an amount not to exceed $100,000. See “Underwriting” for additional disclosure regarding total underwriting compensation.
(2)
The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants.

(3)
We have granted the underwriter an option for a period of 45 days to purchase up to additional shares of Common Stock and/or additional Warrants. If the underwriter exercises this option in full, the underwriting discounts payable by us will be $ and the total proceeds to us, before expenses, will be $ .

The underwriter expects to deliver the shares of Common Stock and the Warrants to investors on or about August , 2019.

MAXIM GROUP LLC
Lead Bookrunning Manager

The date of this prospectus supplement is August ___ , 2019

Prospectus

ABOUT THIS PROSPECTUS	1
SUMMARY
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
OUR COMPANY	3
DILUTION	4
USE OF PROCEEDS	4
DESCRIPTION OF CLASS A COMMON STOCK	4
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF UNITS	11
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

i

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectuses that we have authorized for use in connection with this offering is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus titled “Incorporation of Certain Information by Reference.”

About this prospectus supplement

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

ii

SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “AREC,” the “Company,” “we,” “us” and “our” refer to American Resources Corporation.

Overview

We are a producer of primarily high-quality, metallurgical coal in eastern Kentucky. Through its wholly-owned subsidiary Quest Energy, AREC has coal mining and coal processing operations substantially all located in eastern Kentucky. A majority of our domestic and international target customer base includes blast furnace steel mills and coke plants, as well as international metallurgical coal consumers, domestic electricity generation utilities, and other industrial customers.

AREC currently has six coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining) and Wyoming County Coal LLC (Wyoming County), Quest Processing LLC (Quest Processing) located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin, and ERC Mining Indiana Corporation (ERC) located in southwest Indiana within the Illinois coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, specialty products and thermal coal used for electricity generation.

Current Production

We achieved initial commercial production of metallurgical coal in September 2016 from our McCoy Elkhorn Mine #15 and from our McCoy Elkhorn Carnegie 1 Mine in March 2017. In October 2017 we achieved commercial production of thermal coal from our Deane Mining Access Energy Mine and from our Deane Mining Razorblade Surface Mine in May 2018. We believe that we will be able to take advantage of recent increases in U.S. and global benchmark metallurgical and thermal coal prices and intend to opportunistically increase the amount of our projected production that is directed to the export market to capture favorable differentials between domestic and global benchmark prices. We commenced operations of two out of four of our internally owned preparation plants in July of 2016 (Bevins #1 and Bevins #2 Prep Plants at McCoy Elkhorn), with a third preparation plant commencing operation in October 2017 (Mill Creek Prep Plant at Deane Mining). Pursuant to the definitions in Paragraph (a) (4) of the Securities and Exchange Commission's Industry Guide 7, our coal has not been classified as either “proven” or “probable” and as a result, do not have any “proven” or “probable” reserves under such definition, and our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Our Company Background

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Our telephone number is (317) 855-9926 and our website address is www.americanresourcescorp.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

Recent Developments

In June 2019, we sought to raise capital in the form of a $35 million private offering of units, each unit consisting of Senior Convertible Debentures due 2022 and warrants to purchase Common Stock. In August 2019, we terminated the offering and discontinued all activities in connection with the unit placement.

SUMMARY OF OFFERING TERMS

Common Stock offered by the Company	shares of Common Stock.

Total warrants offered by the Company
Warrants to purchase up to shares of Common Stock (with a Warrant to purchase shares of Common Stock being issued in connection with each share of Common Stock issued in this offering). Each Warrant will have an exercise price of $ per share of Common Stock and will expire on the 60-month anniversary of the date of issuance. Each Warrant will be exercisable immediately upon issuance. The exercise price of the Warrant will be subject to adjustment in the event we issue additional Common Stock or securities convertible into Common stock at a purchase price that is less than the then-current exercise price of the Warrant, subject to certain exceptions. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%), of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Warrants. See “Description of Securities We are Offering—Warrants” for a discussion on the terms of the Warrants.

Combined offering price per share of Common Stock and accompanying Warrant	$

Common Stock outstanding immediately prior to this offering	23,367,197

Common Stock to be outstanding immediately after this offering	shares (assuming no exercise of any of the Warrants offered hereby).

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $ after deducting underwriting discounts and other estimated offering expenses payable by us (assuming no exercise of any of the Warrants offered hereby). The Company will use the proceeds of this offering to initiate coal production on certain permits the Company owns, act upon certain acquisition opportunities, particularly those that are in close proximity to our current operations, capital expenditures, the repayment of indebtedness outstanding, working capital, and other general corporate purposes. We have not yet made final investment decisions with respect to any of these potential projects and we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes described above.

Listing and trading symbol	“AREC”. The Warrants will not be listed for trading on any national securities exchange.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common stock.

Implications of being an emerging growth company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

● not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
● not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
● reduced disclosure obligations regarding executive compensation; and
● exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2019. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, such information may be different than the information you receive from other public companies in which you hold stock.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable free writing prospectus and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

Risks related to this offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price for our common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $ per share and accompanying Warrant, investors purchasing shares of common stock in this offering will incur immediate dilution of $ per share in the as adjusted net tangible book value. If the underwriters exercise their option to purchase additional shares, you will experience additional dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants purchased in this offering will have no rights as holders of Common Stock until such holders exercise their Warrants and acquire our Common Stock.

Until holders of Warrants acquire shares of our Common Stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

Future sales of our common stock by us or our existing stockholders could cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that such sales may occur, could reduce the market price of our common stock.

We, our executive officers and directors have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our common stock without the permission of the underwriters for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors will be able to sell shares of common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, the underwriters may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate the proceeds to us before expenses from this offering will be $ (assuming no exercise of any of the Warrants offered hereby), based on a public offering price of $ per share of Common Stock and accompanying Warrant. We estimate the total expenses of this offering will be $30,000. We intend to use the net proceeds from this offering to initiate coal production on certain permits the Company owns, act upon certain acquisition opportunities, particularly those that are in close proximity to our current operations, capital expenditures, the repayment of indebtedness outstanding, working capital, and other general corporate purposes. We have not yet made final investment decisions with respect to any of these potential projects and we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes described above.

If a Warrant holder elects to exercise the Warrants issued in this offering, we may also receive proceeds from the exercise of the Warrants. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2019 was approximately $10,727,983, or $0.46 per share.

After giving effect to the sale of                  shares of common stock in this offering at the public offering price of $        per share of common stock, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $         million, or approximately $        per share of common stock, as of June 30, 2019. This represents an immediate increase in net tangible book value of approximately $         per share to existing stockholders and an immediate dilution of approximately $        per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of June 30, 2019:

Public offering price per share	$
Historical net tangible book value per share as of June 30, 2019	$0.46
Increase in net tangible book value per share after this offering	$
As-Adjusted Net tangible book value per share as of June 30, 2019 after this offering	$
Dilution per share to investors participating in this offering	$

 The above discussion and table excludes common stock equivalents.

To the extent that any of these options or warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

CAPITALIZATION

The following table summarizes our capitalization and cash and cash equivalents as of June 30, 2019 and our capitalization as of June 30, 2019 on an as-adjusted basis, based on a public offering price of $ per share of Common Stock and accompanying Warrant (excluding any proceeds that may be received, and shares of Common Stock that may be issued, upon exercise of the Warrants). You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus:

	As of June 30, 2019 (unaudited)
	Actual	As adjusted
Cash & Cash Equivalents	$1,129,790

Long Term Debt	4,826,451
Reclamation Liability	19,180,605
Total Long Term Debt and Reclamation Liability:	$24,007,056

Class A Common stock, $0.0001 par value, 230,000,000 shares authorized, 23,367,197 shares issued and outstanding, actual and issued and outstanding, as adjusted	2,337
Additional paid in capital	86,367,056
Accumulated deficit	(75,641,410)
Total stockholders’ equity	10,727,983
Total capitalization	65,768,216

The above discussion and table excludes common stock equivalents.

To the extent that any of these options or warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

General

As of the date of this prospectus, under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of August 19, 2019, there were 23,367,197 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

We are offering shares of our Common Stock together with Warrants to purchase up to an aggregate of shares of our Common Stock. Each share of our Common Stock is being sold together with Warrant to purchase one share of Common Stock. The shares of our Common Stock and related Warrants will be issued separately. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Exercisability. The Warrants are exercisable on the date of issuance, and at any time thereafter up to five years from the initial exercise date, at which time any unexercised Warrants will automatically be exercised through a cashless exercise. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will at our option, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or issue a full share in lieu of the fractional share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Warrants will have an exercise price of $ per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. Additionally, if and whenever we issue or sell, or are deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for our account, but excluding any “excluded securities” issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale then, immediately after such issuance, the exercise price then in effect shall be reduced to an amount equal to the lower price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the holder may elect to exercise the Warrant effective at closing of the fundamental transaction and receive the same consideration as the holder would have been entitled to had the holder exercised the Warrant immediately prior to closing of the fundamental transaction or the holder may require that the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or the “Underwriter”) acting as the sole book-running manager and underwriter for this offering. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares of Common Stock and Warrants at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus supplement.

The underwriting agreement provides that the obligation of the Underwriter to pay for and accept delivery of the shares of Common Stock and Warrants offered by this prospectus supplement are subject to the approval of certain legal matters by the Underwriter’s counsel and to other conditions. The Underwriter is obligated to take and pay for all of the shares of Common Stock and Warrants offered by this prospectus supplement if any such shares of Common Stock and Warrants are taken, other than those shares of Common Stock and/or Warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable not later than 45 days after the effective date of the underwriting agreement, to purchase up to additional shares of Common Stock and/or additional Warrants to purchase an aggregate of shares of Common Stock, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock and/or Warrants to the Underwriter to the extent the option is exercised. If any additional shares of Common Stock and/or accompanying Warrants are purchased, the Underwriter will offer the additional shares of Common Stock and/or Warrants on the same terms as those on which the other shares of Common Stock and Warrants are being offered hereunder.

Compensation

We have agreed to sell shares of Common Stock and Warrants to the Underwriter at a discount equal to 8.0% of public offering price of the Common Stock and Warrants. The Underwriter proposes to offer the shares of Common Stock and Warrants directly to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the Underwriter may offer some of the shares of Common Stock and Warrants to other securities dealers at such price less a concession of up to % or $ per share. After the offering to the public, the offering price and other selling terms may be changed by the Underwriter without changing the proceeds we will receive from the Underwriter. The following table summarizes the public offering price, underwriting discounts and proceeds before expenses to us assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of Common Stock and/or Warrants.

	Per Share and accompanying Warrant	Total Without Over-Allotment	Total With Over-Allotment
Public Offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds to us before expenses	$	$	$

We estimate the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $30,000, all of which are payable by us. Pursuant to the underwriting agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents for a period of 90 days following the final closing of the offering.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock and warrants to purchase shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of 90 days after the date of the underwriting agreement without the prior written consent of the Underwriter. The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have agreed to grant the representative for the Nine (9) month period following the closing of this offering, a right of first refusal to act as lead managing underwriter and book runner for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such Nine (9) month period of the Company, or any successor to or any subsidiary of the Company.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the Underwriter may over-allot in connection with this offering by selling more shares of Common Stock or Warrants than are set forth on the cover page of this prospectus supplement. This creates a short position in our Common Stock or Warrants for the Underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock or Warrants over-allotted by the Underwriter is not greater than the number of shares of Common Stock or Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock or Warrants involved is greater than the number of shares of Common Stock or Warrants in the over-allotment option. To close out a short position, the Underwriter may elect to exercise all or part of the over-allotment option. The Underwriter may also elect to stabilize the price of our Common Stock or Warrants or reduce any short position by bidding for, and purchasing, Common Stock or Warrants in the open market. The Underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions. Additionally, the Underwriter may bid for, and purchase, shares of our Common Stock or warrants in market making transactions, including “passive” market making transactions as described below. These activities may stabilize or maintain the market price of our Common Stock or Warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. In connection with this offering, the Underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock or Warrants immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●
a passive market maker may not effect transactions or display bids for our Common Stock or Warrants in excess of the highest independent bid price by persons who are not passive market makers;
●
net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock or Warrants during a specified two-month prior period or 200 shares of Common Stock or Warrants, whichever is greater, and must be discontinued when that limit is reached; and
●
passive market making bids must be identified as such.

Other Terms

We have agreed to reimburse the Underwriter for all reasonable out-of-pocket expenses up to $100,000, including but not limited to reasonable legal fees, incurred by the Underwriter in connection with the offering. If the offering is not consummated, we have agreed to reimburse the Underwriter for its actual expenses, not to exceed $100,000.

Our Relationship with the Underwriter

The Underwriter and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter has received, or may in the future receive, customary fees and commissions for these transactions. As of the date hereof, Maxim holds warrants to purchase up to 80,500 shares of Common Stock at an exercise price of $4.40 per share, which are exercisable until February 15, 2021.

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the Underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by the Underwriter. The Underwriter may agree to allocate a number of shares of Common Stock and Warrants to underwriters for sale to their online brokerage account holders. In connection with the offering, the Underwriter may distribute prospectus supplements and accompanying base prospectuses electronically. No forms of electronic prospectus other than prospectus supplements and accompanying base prospectuses that are printable as Adobe® PDF will be used in connection with this offering. The Underwriter has informed us that it does not expect to confirm sales of shares of Common Stock and Warrants offered by this prospectus supplement to accounts over which it exercises discretionary authority. Other than the prospectus supplement in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Underwriter may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. A copy of the underwriting agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock. The Underwriter is being represented by Loeb & Loeb LLP, New York, NY.

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2018 and 2017 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

●
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019;

●
our Annual Report on Form 10-KA for the year ended December 31, 2018, filed with the SEC on May 30, 2019;

●
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 16, 2019;

●
our Quarterly Report on Form 10-QA for the quarter end March 31, 2019 filed with the SEC on May 30, 2019;

●
our Quarterly Report on Form 10-Q for the quarter end June 30, 2019 filed with the SEC on August 12, 2019;

●
our Current Reports on Form 8-K or Form 8-K/A, filed on January 3, 2019, February 20, 2019, February 22, 2019, March 8, 2019, April 17, 2019, April 26, 2019, May 3, 2019, May 29, 2019, June 5, 2019, June 11, 2019, June 14, 2019, June 17, 2019, June 18, 2019, June 27, 2019, July 22, 2019, and August 13, 2019.

●
the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation
Attn: Gregory Q. Jensen
9002 Technology Lane
Fishers, IN 4038
(317) 855-9926

AMERICAN RESOURCES CORPORATION

Shares of Class A Common Stock
and
 Warrants to Purchase Shares of Class A Common Stock

————————————————————

Prospectus Supplement

Lead Book-Running Manager

Maxim Group LLC

PROSPECTUS

AMERICAN RESOURCES CORPORATION

$100,000,000

Common Stock
Warrants
Units
————————————————————

We are American Resources Corporation (“ARC” or the “Company”), a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of our Class A Common Stock, warrants and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our Common Stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

As of April 5, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $47,912,448, which was calculated based on 11,629,235 shares of outstanding Common Stock held by non-affiliates and on a price per share of $4.12, the closing price of our Common Stock on April 5, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

————————————————————

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to American Resources Corporation, a Florida corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

OUR COMPANY

Overview

We are a producer of primarily high-quality, metallurgical coal in eastern Kentucky. We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Through its wholly-owned subsidiary Quest Energy, which is an Indiana corporation founded in June 2015, ARC was able to acquire coal mining and coal processing operations, substantially all located in eastern Kentucky. A majority of our domestic and international target customer base includes blast furnace steel mills and coke plants, as well as international metallurgical coal consumers, domestic electricity generation utilities, and other industrial customers.

ARC currently has six coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining) and Wyoming County Coal LLC (Wyoming County), Quest Processing LLC (Quest Processing) located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin, and ERC Mining Indiana Corporation (ERC) located in southwest Indiana within the Illinois coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, specialty products and thermal coal used for electricity generation.

Current Production

We achieved initial commercial production of metallurgical coal in September 2016 from our McCoy Elkhorn Mine #15 and from our McCoy Elkhorn Carnegie 1 Mine in March 2017. In October 2017 we achieved commercial production of thermal coal from our Deane Mining Access Energy Mine and from our Deane Mining Razorblade Surface Mine in May 2018. We believe that we will be able to take advantage of recent increases in U.S. and global benchmark metallurgical and thermal coal prices and intend to opportunistically increase the amount of our projected production that is directed to the export market to capture favorable differentials between domestic and global benchmark prices. The Company commenced operations of two out of four of its internally owned preparation plants in July of 2016 (Bevins #1 and Bevins #2 Prep Plants at McCoy Elkhorn), with a third preparation plant commencing operation in October 2017 (Mill Creek Prep Plant at Deane Mining). Pursuant to the definitions in Paragraph (a) (4) of the Securities and Exchange Commission's Industry Guide 7, our coal has not been classified as either “proven” or “probable” and as a result, do not have any “proven” or “probable” reserves under such definition, and our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Our Company Background

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Our telephone number is (317) 855-9926 and our website address is www.americanresourcescorp.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

●
the net tangible book value per share of our equity securities before and after the offering;

●
the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●
the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include capital expenditures, acquisitions, the repayment of indebtedness outstanding from time to time and for working capital, and repurchases of our Common Stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our Class A Common Stock, par value $0.0001 per share, which may also be referred to herein as “Common Stock”. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2019, there were 23,148,556 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Effective January 18, 2017, we amended our articles of incorporation to create a new Series A Preferred Stock. Effective February 20, 2017, we amended our articles of incorporation to change our name to American Resources Corporation. Effective March 21, 2017, we amended our articles of incorporation to create a new Series B Preferred Stock. Effective November 8, 2018 we amended our articles of incorporation to create a new Series C Preferred Stock and modify the Series A Preferred Stock voting ratio.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2018.

	Years ended December 31,
	2018	2017
Earnings Per Share
Basic and diluted:
As previously reported	$(3.69)	$(16.39)

The following description of our Common Stock, and any description of our Common Stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the board of directors, or the Board, out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock that may be issued in the future.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

Shares of Common Stock Reserved for Issuance

As of March 31, 2019, we had reserved for issuance:

●
an aggregate of 5,957,532 shares of our Common Stock issuable upon the exercise of outstanding warrants and employee options;

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock. As of March 31, 2019, there are no shares of preferred stock issued or outstanding.

Series A Preferred Stock

On January 18, 2017, we designated 5,000,000 shares of preferred stock as Series A Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series A Preferred stock issued or outstanding.

Series C Preferred Stock

On November 8, 2018, we designated 20,000,000 shares of preferred stock as Series C Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series C Preferred stock issued or outstanding.

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

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the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

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the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

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the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

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the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place Woodmere, NY 11598, phone number 212-828-8436.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of Common Stock. The warrants may be issued independently or together with shares of Common Stock offered by this prospectus and may be attached to or separate from those shares of Common Stock.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the Common Stock purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, number, and terms of shares of Common Stock purchasable upon exercise of the warrants;

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the date, if any, on and after which the warrants and the related Common Stock will be separately transferable;

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the price at which each share of Common Stock purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which such right will expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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any information with respect to book-entry procedures;

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the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

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any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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the material U.S. federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of Common Stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of Common Stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by a warrant will be adjusted proportionately if we subdivide or combine our Common Stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase, or otherwise acquire Common Stock, as a dividend or distribution to holders of our Common Stock;

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pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

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issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of Common Stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations, or changes of the Common Stock;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of Common Stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants and Options

As of March 31, 2019, we had outstanding:

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an aggregate of 5,275,702 of our Common Stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $ $0.01 to $ $11.44 per share and expiration dates ranging from April 29, 2019 to January 24, 2024; and

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an aggregate of 681,830 of our Common Stock issuable upon the exercise of outstanding employee and director options with an exercise price of $1.00 per share and an expiration date of September 10, 2025.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with Common Stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of Common Stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the name or names of any underwriters;

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the respective amounts underwritten;

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the nature of any material relationship between us and any underwriter;

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the nature of the obligation of the underwriter(s) to take the securities;

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the purchase price of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price and the net proceeds we will receive from such sale;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any Common Stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2018 and 2017 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019;

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our Annual Report on Form 10-KA for the year ended December 31, 2018, filed with the SEC on May 30, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 1562019;

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our Quarterly Report on Form 10-Q for the quarter end March 31, 2019 filed with the SEC on May 30, 2019;

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our Current Reports on Form 8-K or Form 8-K/A, filed on May 1, 2018, May 15, 2018, June 1, 2018, July 26, 2018, September 10, 2018, September 25, 2018, October 30, 2018, November 13, 2018, November 15, 2018, January 3, 2019, February 20, 2019, February 22, 2019, March 8, 2019, April 17, 2019, April 26, 2019, May 3, 2019 and May 29, 2019; and

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the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation
Attn: Gregory Q. Jensen
9002 Technology Lane
Fishers, IN 4038
(317) 855-9926